SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

             OF THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported):  December 2, 2001


                               ENRON CORP.
         (Exact name of Registrant as specified in its charter)

        Oregon                          1-13159                47-0255140
(State or other jurisdiction    (Commission file number)    (I.R.S. employer
   of incorporation)                                       identification no.)



                            1400 Smith Street
                          Houston, Texas 77002
                (Address of principal executive offices)

 Registrants' telephone number, including area code:  (713) 853-6161


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ITEM 3.  Bankruptcy or Receivership.

(a) On December 2, 2001, Enron Corp. (the "Company") and certain other subsidiaries of the Company (collectively, the "Debtors") each filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case Nos. 01-16033, 01-16034, 01-16035, 01-16036, 01-16037, 01-16038, 01-16039, 01-16040, 01-
16041, 01-16042, 01-16043, 01-16044, 01-16045 and 01-16046).
Between December 3, 2001 and December 6, 2001, additional subsidiaries of the Company each filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (Case Nos. 01-16048, 01-16076, 01-16078, 01-16080, 01-
16109, 01-16110 and 01-16111). As of midnight, Eastern Standard time, on December 13, 2001, no additional subsidiaries of the Company had filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors manage, and will continue to manage, their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     On December 2, 2001, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

     On December 3, 2001, the Company and certain of its subsidiaries received binding commitments for a $1.5 billion debtor-in-possession revolving crecit facility (the "DIP Facility"), subject to the satisfaction of certain conditions precedent. The DIP Facility is being provided by JPMorgan Chase Bank and Citicorp USA, Inc.
On December 3, 2001, the Bankruptcy Court entered an interim order approving, among other things, a loan of up to $250 million of the commitments under the DIP Facility to the Company and certain of its subsidiaries. On December 3, 2001, the Company issued a press release relating to the DIP Facility, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b)  Not applicable.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

          99.1 Press Release of the Company dated December 2, 2001.

          99.2 Press Release of the Company dated December 3, 2001.


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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENRON CORP.




Date:  December 14, 2001      By:  JEFFREY MCMAHON
                                   Jeffrey McMahon
                                   Executive Vice President and
                                    Chief Financial Officer

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                                EXHIBIT INDEX

Exhibit No.                      Description

  99.1           Press Release of the Company dated December 2, 2001.

  99.2           Press Release of the Company dated December 3, 2001.